                                                                  Exhibit (e)(5)


                                     FORM OF
                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                           SECOND AMENDED AND RESTATED
                             UNDERWRITING AGREEMENT

                                     BETWEEN

                              PILGRIM EQUITY TRUST
                                       AND
                          ING PILGRIM SECURITIES, INC.

                        EFFECTIVE AS OF FEBRUARY 26, 2002


                                          LAST CONTINUED/
           NAME OF FUND                  APPROVED BY BOARD       REAPPROVAL DATE
           ------------                  -----------------       ---------------
Pilgrim MidCap Opportunities Fund        June 13, 2000          September 1, 2002
Pilgrim Principal Protection Fund        May 9, 2001            September 1, 2002**
Pilgrim Principal Protection Fund II     November 2, 2001       September 1, 2003**
ING MidCap Value Fund                    November 2, 2001       September 1, 2003**
ING SmallCap Value Fund                  November 2, 2001       September 1, 2003**
ING Principal Protection Fund III*       February 26, 2002      September 1, 2003
Pilgrim Biotechnology Fund*              February 26, 2002      September 1, 2003


Pursuant to the Second Amended and Restated Underwriting Agreement dated September 1, 2000, as amended and restated May 9, 2001 and further amended and restated November 2, 2001, by and among Pilgrim Equity Trust and ING Pilgrim Securities, Inc. (the "Agreement") the undersigned hereby amend this Schedule A to the Agreement to add ING Principal Protection Fund III and Pilgrim Biotechnology Fund, two newly established series of Pilgrim Equity Trust.

IN WITNESS WHEREOF, the undersigned have caused this amendment to be executed as of February 26, 2002.


PILGRIM EQUITY TRUST                           ING PILGRIM SECURITIES, INC.

______________________________                 _______________________________
Name:_________________________                 Name:__________________________
Title:________________________                 Title:_________________________


450303.2.02

--------------------------------------

* This Amended Schedule A to the Second Amended and Restated Underwriting Agreement will be effective with respect to each of these Funds upon the effective date of the initial Registration Statement with respect to each respective Fund.

** Effective November 2, 2001, the Board of Trustees approved amending certain agreements for the Funds whose annual renewal requires approval by the Board. The amendment changes the reapproval date of the agreements to September 1 for the purpose of aligning the annual renewal of such agreements with the annual renewal of the advisory agreements.